FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2017

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue

New York, New York 10171

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 813-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 19, 2017, MarketAxess Holdings Inc. (the “Company”), as borrower, amended (i) its Amended and Restated Credit Agreement, dated as of October 30, 2015 (the “Existing Credit Agreement”, and as modified by the Omnibus Amendment, the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent and the lenders party thereto, and (ii) its Amended and Restated Pledge and Security Agreement, dated as of October 30, 2015 (the “Existing Security Agreement”, and as modified by the Omnibus Amendment, the “Security Agreement”) to, among other things, (1) extend the maturity date under the Credit Agreement to October 19, 2018 with two one-year extension options, (2) provide that the issuance of letters of credit and the making of swingline loans are at the sole discretion of the letter of credit issuer and swingline lender, respectively, and remove the sub-limits associated with letters of credit and swingline loans and (3) increase the required minimum amount of the Company’s consolidated adjusted EBITDA to $140,000,000, with an adjustment mechanism following the extension of the maturity date (the “Omnibus Amendment”).

Pursuant to the Credit Agreement, JPMorgan is committed to lend up to $100,000,000 including the issuance of letters of credit thereunder in its discretion under a revolving credit facility (the “Credit Facility”). As of the date hereof, the Company has no borrowings and existing letters of credit in the original stated amount of approximately $870,000 outstanding under the Credit Facility. The proceeds of any loans are expected to be used for general corporate purposes.

All borrowings under the Credit Facility will bear interest, at the Company’s option, at a rate per annum equal to (A) the sum of (i) the greatest of (a) the prime rate (as publicly announced by JPMorgan as its prime rate in effect), (b) the federal funds effective rate (not less than zero) plus 0.50% and (c) one month adjusted LIBOR (not less than zero) plus 1.00% plus (ii) an applicable rate in a range of 0.50% to 1.25% based on the Company’s ratio of consolidated total funded debt to consolidated adjusted EBITDA, as calculated under the terms of the Credit Agreement or (B) the sum of (i) adjusted LIBOR (not less than zero) plus (ii) an applicable rate in a range of 1.50% to 2.25% based on the Company’s ratio of consolidated total funded debt to consolidated adjusted EBITDA, as calculated under the terms of the Credit Agreement.

In addition to paying interest on outstanding principal under the Credit Agreement, the Company is required to pay (i) all accrued and unpaid unused commitment fees and letter of credit participation fees under the Existing Credit Agreement, and (ii) (x) a commitment fee to the lenders under the Credit Facility in respect of unutilized revolving loan commitments at a rate of 0.30% per annum, (y) a fronting fee in respect of letters of credit to the issuing bank of such letters of credit of 0.125% per annum on the average daily amount of the total letter of credit exposure and (z) a participation fee to the administrative agent for the account of each lender with respect to the Company’s participations in letters of credit equal to the applicable rate used to determine the interest rate applicable to Eurodollar revolving loans on the average daily amount of each lender’s letter of credit exposure.

Pursuant to the terms of the Security Agreement, subject to customary exceptions and limitations set forth therein, the Credit Facility continues to be collateralized by first priority pledges (subject to permitted liens) of substantially all of the Company’s personal property assets and the personal property assets of the Company’s domestic subsidiaries that guarantee the Credit Facility, including the equity interests of the Company’s domestic subsidiaries and the equity interests of certain of the Company’s foreign subsidiaries (limited, in the case of the voting equity interests of the foreign subsidiaries, to a pledge of 65% of those equity interests).

The Omnibus Amendment modifies the financial covenant related to the Company’s consolidated adjusted EBITDA (defined generally as consolidated net income plus interest expense, taxes, depreciation expense, amortization expense, certain extraordinary, unusual or non-recurring losses or expenses, certain other losses, charges and expenses, and certain cost savings and synergies associated with permitted acquisitions, minus certain non-cash income or gains, extraordinary, unusual or non-recurring income or gains, and certain tax credits and refunds) to require that consolidated adjusted EBITDA for the trailing twelve month period tested on the last day of each fiscal quarter be equal to or greater than $140,000,000; provided that following each extension of the maturity date, the Company’s consolidated adjusted EBITDA tested on the last day of each fiscal quarter shall not be less than the greater of (x) $140,000,000 and (y) 60% of the Company’s consolidated adjusted EBITDA for the trailing twelve month period ending as of the last day of the fiscal quarter most recently ended immediately preceding the consummation of such extension.

The foregoing description of the Omnibus Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Omnibus Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 18, 2017, the Board of Directors of the Company elected Emily H. Portney to serve on the Company’s Board of Directors, effective immediately. The Board of Directors has not determined which committees, if any, to which Ms. Portney will be appointed.

There were no arrangements or understandings pursuant to which Ms. Portney was elected as a director of the Company. There were no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, to which the Company or any of its subsidiaries was or is to be a participant, in which the amount involved exceeds $120,000 and in which Ms. Portney had, or will have, a direct or indirect material interest.

Ms. Portney will receive the same compensation as other non-employee directors of the Company as described in the Company’s Proxy Statement filed on April 26, 2017. Ms. Portney will also become a party to the Company’s standard form of indemnification agreement

Item 7.01	Regulation FD Disclosure

On October 24, 2017 the Company issued a press release announcing Ms. Portney’s election, which is attached hereto as exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, the information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 7.01 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Omnibus Amendment, dated October 19, 2017, by and among MarketAxess Holdings Inc., the other loan parties party hereto, the lenders party hereto and JPMorgan Chase Bank, N.A.

99.1	Press Release entitled “Barclays International CFO Emily Portney Elected to MarketAxess Board of Directors” issued by MarketAxess Holdings Inc. on October 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: October 24, 2017	By:	/s/ Richard M. McVey
Name: Richard M. McVey
Title: Chief Executive Officer

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